SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8 KSB
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 13, 2000
                                -----------------
                                (Date of Report)

                                    CBQ, Inc.
                                    ---------
             (Exact name of registrant as specified in its charter)

                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)

      33-14707-NY                                        84-1047159
      -----------                                        ----------
(Commission File Number)                 (IRS Employer Identification Number)


               10923 McCormick Road, Hunt Valley, Maryland 21031
               -------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (410) 568-4000
                                 --------------
               (Registrant's telephone number including area code)

            4851 Keller Springs Rd., Ste. 228, Addison, Texas 75001
            -------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant: None.

Item 2. Acquisition or Disposition of Assets: None.

Item 3. Bankruptcy or Receivership: None.

Item 4. Changes in Registrant's Certifying Accountant: On October 17, 2000, the Company accepted the resignation of Halliburton, Hunter & Associates as the independent accountants of the Company, and appointed Grant Thornton LLP as the independent accountants. The Company had no disagreement with its former accountants on any matter of accounting principal or practice, financial statement disclosure or auditing scope or procedure which would have caused the accountants to make reference in its report upon the subject matter of the disagreement. Further, the former principal accountants' report on the financial statements did not contain an adverse opinion or a disclaimer of opinion or qualification as to audit scope or accounting principle. The decision to accept the resignation of Halliburton, Hunter & Associates and appoint Grant Thornton LLP as the Registrant's independent accountants was approved by the full Board of Directors since the Company has no audit or similar committee. The original of the resignation letter of the former accountants is on file with the Company. A copy of this letter is included as Exhibit 1.

Item. 5. Other Events: None.

Item 6. Resignation of Registrant's Directors: None.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits:
None.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CBQ, Inc.
(Registrant)


By: /s/ Bart S. Fisher
-----------------------------------
Bart S. Fisher, Chairman and Chief Executive Officer


Date: November 13, 2000